Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL BRASS AND COPPER HOLDINGS, INC. REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

Highlights

•	Volume of 138.2 million pounds, a decrease of 3.9% year-over-year;
•	Net income increased 13% to $18.0 million and diluted earnings per common share increased 15% to $0.82 per share;
•	Adjusted EBITDA decreased from $32.3 million to $29.5 million year-over-year;
•	Adjusted diluted earnings per common share decreased 13% to $0.66;
•	The Company declares a quarterly dividend of $0.09 per share;
•	The Company reaffirms 2019 full-year guidance; and
•	The Company anticipates closing the Merger with Wieland in the second half of 2019.

Schaumburg, IL., May 2, 2019 Today, Global Brass and Copper Holdings, Inc. (NYSE:BRSS) (“GBC” or the “Company”) reported results for the first quarter ended March 31, 2019 and will pay a quarterly dividend of $0.09 per share.

First Quarter Operating Results

Volume for the first quarter of 2019 decreased by 5.6 million pounds, or 3.9%, to 138.2 million pounds compared to 143.8 million pounds in the first quarter of 2018. Volumes decreased largely due to soft demand from our building and housing, automotive, electrical and electronics, and reroll customers. However, volumes did increase for our ordnance and coinage customers.

“In the first quarter, overall demand for our products did not grow as anticipated, but we believe we maintained customer share by providing our customers with best in class product quality and delivery performance. Across GBC, the teams actively managed costs to mitigate the impact of the softer market demand. We continue to focus on strengthening the foundation of our business and delivering superior quality and service to our customers while advancing our balanced book, strategic pricing, and asset management practices,” said John Wasz, GBC's President and Chief Executive Officer.

Net sales for the first quarter of 2019 decreased to $430.3 million from $471.8 million in the first quarter of 2018. The decline was primarily attributable to a decrease in the metal cost recovery component stemming from decreased metal prices and lower volumes, partially offset by improved pricing and increased sales of unprocessed metal. Adjusted sales, our non-GAAP financial measure that reflects the value-added premium over metal cost recovery, increased $2.6 million compared to the prior year, primarily due to favorable pricing and metal sourcing, partially offset by reduced volumes and greater concentration of sales in lower priced markets. A reconciliation of net sales to adjusted sales is provided later in this press release.

Net income attributable to Global Brass and Copper Holdings, Inc. for the first quarter was $17.9 million in 2019, or $0.82 per diluted share, compared to $15.8 million, or $0.71 per diluted share, in 2018. The increase can be attributed to the net of the following:

•	favorable fluctuations in unrealized gains / losses on derivative contracts of $5.7 million;
•	favorable fluctuation in lower of cost or market adjustments to inventory of $1.9 million;
•	a decrease in volumes;
•	an increase in the provision for income taxes of $1.4 million;
•	increased professional fees related to merger and acquisition activity of $1.3 million; and
•	increased depreciation expense of $0.5 million.

Adjusted EBITDA, our non-GAAP measure of consolidated profitability, was $29.5 million for the first quarter of 2019 compared to $32.3 million for the first quarter of 2018. The decrease was primarily the result of unfavorable volumes and increased variable conversion costs, partially offset by favorable pricing and reduced selling, general and administrative expenses.

Adjusted diluted earnings per common share, another non-GAAP measure, was $0.66 for the first quarter of 2019 compared to $0.76 in the prior year. A reconciliation of diluted net income attributable to GBC per common share to adjusted diluted earnings per common share is provided later in this press release. Adjusted diluted earnings per share fluctuated for reasons similar to the fluctuation in Adjusted EBITDA, in addition to an increase in tax and depreciation expense, partially offset by a decrease in interest expense, net.

Cash Flow and Leverage

Net cash provided by operating activities decreased by $17.4 million as changes in working capital resulted in increased cash outflows during the three months ended March 31, 2019. The decrease was primarily due to the timing of toll sales and customer payments.

We ended the quarter with cash of $110.3 million, $312.0 million outstanding under our term loan facility, and $195.4 million available under our asset-based revolving loan facility.

2019 Guidance

We affirm our full-year 2019 guidance and expect:

•	Shipment volumes to range from 555 million pounds to 595 million pounds; and
•	Adjusted EBITDA to range from $120 million to $130 million.

Due to the forward looking nature of Adjusted EBITDA guidance, we are unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure, as we are unable to project certain reconciling items, in particular unrealized gains / losses on derivative contracts, LIFO liquidation gains / losses, and lower of cost or market adjustments to inventory, for future periods due to market volatility.

Quarterly Dividend

On April 30, 2019, our Board of Directors declared a quarterly cash dividend of $0.09 per share on the Company’s common stock for the first quarter of 2019. The dividend will be paid on May 22, 2019 to stockholders of record on the close of business on May 13, 2019.

Merger Update

On April 9, 2019, we entered into an Agreement and Plan of Merger with Wieland Holdings, Inc., an Illinois corporation, Elephant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Wieland Holdings, Inc., and Wieland-Werke Aktiengesellschaft, a German stock corporation. The Merger is expected to close in the second half of 2019. For additional details, please refer to the Merger Agreement, which is attached as Exhibit 2.1 to our Current Report on Form 8-K filed on April 11, 2019.

About Global Brass and Copper

Global Brass and Copper Holdings, Inc. is a leading, value-added converter, fabricator, processor, and distributor of specialized non-ferrous products in North America. We engage in metal melting and casting, rolling, drawing, extruding, welding, stamping, and coating to fabricate finished and semi-finished alloy products from processed scrap, virgin metals, and other refined metals. Our products include a wide range of sheet, strip, foil, rod, tube, painted, and fabricated metal component products. Our products are used in a variety of applications across diversified markets, including the building and housing, munitions, automotive, transportation, coinage, electronics / electrical components, industrial machinery and equipment, and general consumer markets.

CONTACT:	Christopher J. Kodosky
Global Brass and Copper Holdings, Inc.
Chief Financial Officer
(847) 240-4700

Mark Barbalato
FTI Consulting
(212) 850-5707

Global Brass and Copper Holdings, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2019	2018
Net sales	$430.3	$471.8
Cost of sales	(377.7)	(422.8)
Gross profit	52.6	49.0
Selling, general and administrative expenses	(23.9)	(23.4)
Operating income	28.7	25.6
Interest expense, net	(4.0)	(4.3)
Other (expense) income, net	-	(0.1)
Income before provision for income taxes	24.7	21.2
Provision for income taxes	(6.7)	(5.3)
Net income	18.0	15.9
Net income attributable to noncontrolling interest	(0.1)	(0.1)
Net income attributable to Global Brass and Copper Holdings, Inc.	$17.9	$15.8

Net income attributable to Global Brass and Copper Holdings, Inc. per common share:
Basic	$0.83	$0.72
Diluted	$0.82	$0.71
Weighted average common shares outstanding:
Basic	21.7	21.9
Diluted	22.0	22.3

Supplemental Non-GAAP Reconciliation
Net sales	$430.3	$471.8
Metal component of net sales	(274.4)	(318.5)
Adjusted sales	$155.9	$153.3

Diluted net income attributable to Global Brass and Copper Holdings, Inc. per common share	$0.82	$0.71
Unrealized loss (gain) on derivative contracts	(0.15)	0.11
Specified legal / professional expenses	0.06	-
Lower of cost or market adjustment to inventory	(0.12)	(0.04)
Step-up costs from acquisition accounting	-	0.01
Tax impact on above adjustments (a)	0.05	(0.03)
Adjusted diluted earnings per common share	$0.66	$0.76

(a) Calculated based on our effective tax rate.

Global Brass and Copper Holdings, Inc.

Adjusted EBITDA Reconciliation

	Three Months Ended March 31,
(in millions)	2019	2018
Net income attributable to Global Brass and Copper Holdings, Inc.	$17.9	$15.8
Interest expense, net	4.0	4.3
Provision for income taxes	6.7	5.3
Depreciation expense	5.6	5.1
Amortization expense	0.1	0.1
Unrealized loss (gain) on derivative contracts	(3.3)	2.4
Specified legal / professional expenses (a)	1.3	-
Lower of cost or market adjustment to inventory	(2.8)	(0.9)
Step-up costs from acquisition accounting	-	0.2
Adjusted EBITDA	$29.5	$32.3

(a) Represents selected professional fees for accounting, tax, legal, and consulting services for merger and acquisition activity.

Segment Results of Operations

	Three Months Ended March 31,		Change: 2019 vs. 2018
(in millions)	2019	2018	Amount	Percent
Pounds shipped (a)
Olin Brass	62.4	63.3	(0.9)	(1.4%	)
Chase Brass	54.1	57.1	(3.0)	(5.3%	)
A.J. Oster	31.2	33.8	(2.6)	(7.7%	)
Corporate and other (b)	(9.5)	(10.4)	0.9	8.7%
Total	138.2	143.8	(5.6)	(3.9%	)
Net sales
Olin Brass	$208.3	$200.1	$8.2	4.1%
Chase Brass	146.3	171.6	(25.3)	(14.7%	)
A.J. Oster	111.8	121.5	(9.7)	(8.0%	)
Corporate and other (b)	(36.1)	(21.4)	(14.7)	(68.7%	)
Total	$430.3	$471.8	$(41.5)	(8.8%	)
Adjusted EBITDA
Olin Brass	$13.9	$14.0	$(0.1)	(0.7%	)
Chase Brass	17.0	18.6	(1.6)	(8.6%	)
A.J. Oster	5.7	5.7	-	0.0%
Total adjusted EBITDA of operating segments	$36.6	$38.3	$(1.7)	(4.4%	)
Corporate and other	(7.1)	(6.0)	(1.1)	18.3%
Total consolidated adjusted EBITDA	$29.5	$32.3	$(2.8)	(8.7%	)

(a) Amounts exclude quantity of unprocessed metal sold.

(b) Amounts represent intercompany eliminations.

Global Brass and Copper Holdings, Inc.

Consolidated Balance Sheets (Unaudited)

	As of
(in millions, except share and par value data)	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$110.3	$125.5
Accounts receivable (net of allowance of $1.1 and $1.3 at March 31, 2019 and December 31, 2018, respectively)	208.8	165.6
Inventories	216.4	218.2
Prepaid expenses and other current assets	10.5	8.5
Income tax receivable	0.2	2.8
Total current assets	546.2	520.6
Property, plant and equipment	249.2	245.6
Less: Accumulated depreciation	(102.8)	(97.8)
Property, plant and equipment, net	146.4	147.8
Goodwill	4.4	4.4
Intangible assets, net	1.4	1.6
Deferred income taxes	10.9	11.3
Other noncurrent assets	11.6	5.3
Total assets	$720.9	$691.0
Liabilities and equity
Current liabilities:
Current portion of debt	$4.3	$4.6
Accounts payable	133.4	114.1
Accrued liabilities	26.6	40.2
Accrued interest	0.3	0.1
Income tax payable	2.5	-
Total current liabilities	167.1	159.0
Noncurrent portion of debt	305.0	305.7
Other noncurrent liabilities	44.3	38.5
Total liabilities	516.4	503.2
Commitments and Contingencies
Global Brass and Copper Holdings, Inc. stockholders’ equity:
Common stock - $0.01 par value; 80,000,000 shares authorized; 22,541,310 shares issued at March 31, 2019 and December 31, 2018	0.2	0.2
Additional paid-in capital	58.8	62.5
Retained earnings	164.8	148.8
Treasury stock - 588,533 and 743,057 shares at March 31, 2019 and December 31, 2018, respectively	(18.0)	(22.6)
Accumulated other comprehensive income (loss)	(6.5)	(6.1)
Total Global Brass and Copper Holdings, Inc. stockholders’ equity	199.3	182.8
Noncontrolling interest	5.2	5.0
Total equity	204.5	187.8
Total liabilities and equity	$720.9	$691.0

Global Brass and Copper Holdings, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in millions)	2019	2018
Cash flows from operating activities
Net income	$18.0	$15.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Lower of cost or market adjustment to inventory	(2.8)	(0.9)
Unrealized (gain) loss on derivatives	(3.3)	2.4
Depreciation	5.6	5.1
Amortization of intangible assets	0.1	0.1
Amortization of debt discount and issuance costs	0.3	0.3
Share-based compensation expense	2.4	1.7
Provision for bad debts, net of reductions	(0.1)	(0.1)
Deferred income taxes	0.8	0.9
Loss on disposal of property, plant and equipment	-	0.2
Change in assets and liabilities, net of effects of business acquisition:
Accounts receivable	(42.9)	(12.5)
Inventories	4.9	(0.3)
Prepaid expenses and other current assets	0.4	0.6
Accounts payable	20.1	9.2
Accrued liabilities	(13.1)	(10.8)
Accrued interest	0.2	-
Income taxes, net	5.3	1.6
Other, net	0.4	0.3
Net cash provided by (used in) operating activities	(3.7)	13.7
Cash flows from investing activities
Capital expenditures	(6.9)	(7.5)
Business acquisition	-	(1.6)
Net cash used in investing activities	(6.9)	(9.1)
Cash flows from financing activities
Borrowings on ABL Facility	0.2	0.2
Payments on ABL Facility	(0.2)	(0.2)
Payments on term loan	(0.8)	(0.8)
Principal payments under finance lease obligation	(0.5)	(0.5)
Dividends paid	(2.0)	(1.4)
Proceeds from exercise of stock options	-	0.7
Share repurchases	(1.5)	(3.4)
Net cash used in financing activities	(4.8)	(5.4)
Effect of foreign currency exchange rates	0.2	(0.3)
Net increase (decrease) in cash	(15.2)	(1.1)
Cash and cash equivalents at beginning of period	125.5	59.0
Cash and cash equivalents at end of period	$110.3	$57.9
Noncash investing and financing activities
Purchases of property, plant and equipment not yet paid	$1.6	$3.4
Acquisition of equipment under finance lease obligation	$0.1	$-

Non-GAAP Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), we also report “adjusted EBITDA,” “adjusted diluted earnings per common share,” and “adjusted sales,” which are non-GAAP financial measures as defined below.

Adjusted sales, adjusted EBITDA, and adjusted diluted earnings per common share may not be comparable to similarly titled measures presented by other companies and are not intended as alternatives to any other measure of performance in conformity with US GAAP.

You should therefore not place undue reliance on adjusted EBITDA, adjusted diluted earnings per common share, adjusted sales, or any ratios calculated using them. Our US GAAP-based measures can be found in our consolidated financial statements included elsewhere in this press release.

Adjusted EBITDA

Net income attributable to Global Brass and Copper Holdings, Inc. is the most directly comparable US GAAP measure to adjusted EBITDA. Adjusted EBITDA is defined as net income attributable to Global Brass and Copper Holdings, Inc., plus interest, taxes, depreciation and amortization (“EBITDA”) adjusted to exclude the following:

•	unrealized gains and losses on derivative contracts in support of our balanced book approach;
•	unrealized gains and losses associated with derivative contracts related to energy and utility costs;
•	impact associated with lower of cost or market adjustments to inventory;
•	gains and losses due to the depletion of a last-in, first out (“LIFO”) layer of metal inventory;
•	refinancing costs;
•	restructuring and other business transformation charges;
•	inventory step-up costs related to acquisition accounting;
•	specified legal and professional expenses; and
•	certain other items.

We believe adjusted EBITDA represents a meaningful presentation of the financial performance of our core operations because it provides period-to-period comparisons that are more consistent and more easily understood. We also believe it is an important supplemental measure that is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

Adjusted EBITDA is the key metric used by our chief operating decision maker (“CODM”) to evaluate segment performance in a way that we believe reflects our core operating performance, and in turn, incentivizes members of management and certain employees. For example, we use adjusted EBITDA per pound in order to measure the effectiveness of the balanced book approach in reducing the financial impact of metal price volatility on earnings and operating margins, and to measure the effectiveness of our business transformation initiatives in improving earnings and operating margins. However, our adjusted EBITDA may not be comparable to similarly titled measures presented by other companies. In addition, it has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under US GAAP.

We compensate for these limitations by using adjusted EBITDA along with other comparative tools, together with US GAAP measurements, to assist in the evaluation of operating performance. Such US GAAP measurements include operating income and net income.

Adjusted diluted earnings per common share

Diluted net income attributable to Global Brass and Copper Holdings, Inc. per common share is the most directly comparable US GAAP measure to adjusted diluted earnings per common share. Adjusted diluted earnings per common share is defined as diluted net income attributable to Global Brass and Copper Holdings, Inc. per common share adjusted to remove the per share impact of the add backs to EBITDA in calculating adjusted EBITDA.

We believe adjusted diluted earnings per common share represents a meaningful presentation of the financial performance of our consolidated results because it provides period-to-period comparisons that are more consistent and more easily understood. We also believe it is an important supplemental measure that is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry.

Adjusted diluted earnings per share is the key metric used by our CODM to evaluate the Company’s performance, and in turn, incentivize members of management and certain employees.

We believe that adjusted diluted earnings per common share supplements our US GAAP results to provide a more complete understanding of the results of our business, and we believe it is useful to our investors and other parties for these same reasons. Adjusted diluted earnings per common share may not be comparable to similarly titled measures presented by other companies and is not a measure of operating performance or liquidity defined by US GAAP.

Adjusted sales

Net sales is the most directly comparable US GAAP measure to adjusted sales, which represents the value-added premium we earn over our conversion and fabrication costs. Adjusted sales is defined as net sales less the metal cost of products sold. We use adjusted sales on a consolidated basis to monitor the revenues that are generated from our value-added conversion and fabrication processes excluding the effects of fluctuations in metal costs. We believe that adjusted sales supplements our US GAAP results to provide a more complete understanding of the results of our business, and we believe it is useful to our investors and other parties for these same reasons.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Wieland and its affiliates. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement and such other documents once filed by the Company with the SEC may also be obtained for free from the Investor Relations section of the Company’s web site (http://ir.gbcholdings.com) or by directing a request to: Global Brass and Copper Holdings, Inc., 475 N. Martingale Road, Suite 1200, Schaumburg, IL 60173, Attention: Investor Relations. Copies of documents filed by the Company with the SEC may also be obtained for free at the SEC’s web site at http://www.sec.gov.

Participants in Solicitation

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on February 28, 2019, and the proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 29, 2019. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger by reading the preliminary and definitive proxy statement regarding the proposed transaction when it is filed with the SEC. When available, you may obtain free copies of these documents as described in the preceding paragraph.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties. All statements the Company makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, and financial results or to its expectations regarding future industry trends are forward-looking statements. In addition, we, through our senior management, from time to time make or may make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may change at any time, and, therefore, our actual results may differ materially from those that we expected. Important factors that could cause actual results to differ materially from these expectations include, among other things, general market conditions, market demand and competitive factors, our ability to implement business and acquisition strategies, our ability to address unexpected operational issues, and our ability to continue to implement our balanced book approach.

More detailed information about these and other risks and uncertainties are contained in the Company’s filings with the SEC, including under “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC and our reports filed with the SEC from time-to-time, including Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations web site at http://ir.gbcholdings.com or the SEC’s web site at http://www.sec.gov. All forward-looking information in this press release is expressly qualified in its entirety by these cautionary statements. All forward-looking statements contained in this press release are based upon information available to the Company on the date of this press release.

In addition, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Accordingly, investors should not place undue reliance on those statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.